EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-4 No. 333-43243) and related Prospectus of City Holding Company for the registration of 400,000 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1997, with respect to the consolidated financial statements of City Holding Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.






Charleston, West Virginia                                     Ernst & Young LLP
February 4, 1998